SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2003

PRIMUS TELECOMMUNICATIONS GROUP,
INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Form 8-K

Item 5.  Other Events

On April 30, 2003, the Company’s Board of Directors approved an amendment to the Company’s Stockholder Rights Plan as adopted on December 16, 1998, and subsequently modified.  The amendment provides that if the rights issued to stockholders under the Rights Plan are triggered, the Company may exchange for each right one share of Company common stock (or 1/1000 of a share of Class B Company Preferred Stock).  No other material changes were made to the Rights Plan.  The amendment is not in response to any known takeover efforts, but is intended to protect stockholders from coercive or unfair takeover tactics.

Item 7.  Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
4(a)	Amendment to Rights Plan by and among the Company and StockTrans, Inc. dated as of December 23, 1998	Filed herewith.